EXHIBIT IX
Independent Auditor’s Consent
We consent to the incorporation by reference in the Registration Statement (Schedule B No. 333-102986) of the Nordic Investment Bank (“NIB”) and in the related prospectus of our report dated March 9, 2007 with respect to the financial statements of NIB for the year ended December 31, 2006 included in this Annual Report on Amendment No.1 to Annual Report on Form 18-K/A.

Ernst & Young

/s/ Erik Mamelund	/s/ Per-Olof Johansson

Erik Mamelund	Per-Olof Johansson
Ernst & Young AS	Ernst & Young
Oslo, Norway	Helsinki, Finland

April 18, 2007